Exhibit 99.3

Pogo Producing Company

Supplemental Information (Unaudited)

	Three Months Ended March 31,
	2004	2003
Operating Data
Net Natural Gas Sales (Mcf/day)
North America	230,505	215,772
Thailand	69,128	88,978
Total Natural Gas	299,633	304,750

Gas Price ($/Mcf)
North America	$5.48	$5.64
Thailand	$2.50	$2.32
Average Gas Price	$4.79	$4.67

Net Liquids Production (Bbl/day)
Crude & Condensate
North America	34,049	39,992
Thailand	15,684	23,091
Total Crude & Condensate	49,733	63,083
Plant Products	4,512	4,519
Total Liquids	54,245	67,602

Net Liquids Sales (Bbl/day)
Crude & Condensate
North America	34,049	39,992
Thailand *	17,948	20,116
Total Crude & Condensate	51,997	60,108
Plant Products	4,512	4,519
Total Liquids	56,509	64,627

Average Prices ($/Bbl)
Crude & Condensate
North America	$35.28	$32.32
Thailand *	$34.86	$31.78
Average Crude & Cond. Prices	$35.13	$32.14
Plant Products	$25.43	$24.25

* Sales Volumes & Price Used in Financial Statements

Selected Balance Sheet Data

($ in 000’s)

	3/31/2004	12/31/2003
Total Assets	$2,823,971	$2,762,036
Long-term Debt *	393,000	489,000
Shareholders’ Equity	1,525,157	1,453,653
Working Capital	143,621	170,771

*   Excludes debt discount of $1,653 and $1,739, respectively